Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLURION TECHNOLOGIES, INC.

ALLURION TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Allurion Technologies, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 25, 2023 under the name Allurion Technologies Holdings, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 2023, and has been amended by a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 28, 2024 and a Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 31, 2024 (the Amended and Restated Certificate of Incorporation, as so amended, the “Certificate of Incorporation”).

2. This Certificate of Amendment hereby amends Article IV of the Certificate of Incorporation by adding the following paragraphs after the fourth paragraph of Article IV, as follows:

“Effective as of 12:01 a.m. Eastern time on June 17, 2026 (the “Effective Time”), each fifteen (15) shares of Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The reverse stock split shall not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the reverse stock split are surrendered for cancellation. Upon the Effective Time, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The reverse stock split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the reverse stock split will be effectuated on a certificate-by-certificate basis for shares held by registered holders, as applicable. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the reverse stock split unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its current transfer agent, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.”

3. The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of this 12th day of June, 2026.

ALLURION TECHNOLOGIES, INC.

By: _/s/ Shantanu Gaur_________________ Name: Shantanu Gaur
Title: Chief Executive Officer

CERTIFICATE OF CORRECTION

TO THE

AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLURION TECHNOLOGIES, INC.

(Pursuant to Section 103 of

the General Corporation Law of the State of Delaware)

Allurion Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

1.
FIRST: That the name of the Corporation is Allurion Technologies, Inc.
2.
SECOND: That a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate”) filed with the Secretary of State of the State of Delaware on June 12, 2026 requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware (the “General Corporation Law”).
3.
THIRD: The inaccuracy or defect of said Certificate to be corrected is that the Certificate contains scrivener’s errors with respect to certain dates set forth in Article 2.
4.
FOURTH: Article 2 of the Certificate is corrected in its entirety to read as follows:

“2. This Certificate of Amendment hereby amends Article IV of the Certificate of Incorporation by adding the following paragraphs after the fourth paragraph of Article IV, as follows:

“Effective as of 12:01 a.m. Eastern time on June 18, 2026 (the “Effective Time”), each fifteen (15) shares of Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The reverse stock split shall not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the reverse stock split are surrendered for cancellation. Upon the Effective Time, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The reverse stock split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the reverse stock split will be effectuated on a certificate-by-certificate basis for shares held by registered holders, as applicable. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the reverse stock split unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its current transfer agent, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.””

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to the Amendment to the Amended and Restated Certificate of Incorporation to be signed by the undersigned in his capacity as Chief Executive Officer of the Corporation, this 17th day of June, 2026.

ALLURION TECHNOLOGIES, INC.

By: /s/ Shantanu Gaur

Name: Shantanu Gaur

Title: Chief Executive Officer